Infinity Property and Casualty Reports Improved Earnings per Share in the Second Quarter of 2014

Birmingham, Alabama – August 7, 2014 – Infinity Property and Casualty Corporation (NASDAQ: IPCC) today reported results for the three and six months ended June 30, 2014:

	Three months ended June 30,				Six months ended June 30,
(in millions, except per share amounts and ratios)	2014	2013	Change		2014	2013	Change

Gross written premium (1)	$333.7	$322.7	3.4%		$710.9	$698.1	1.8%
Revenues	$368.0	$365.7	0.6%		$729.6	$721.8	1.1%

Net earnings	$10.7	$7.4	44.0%		$21.0	$16.1	30.6%
Net earnings per diluted share	$0.92	$0.64	43.8%		$1.81	$1.37	32.1%

Operating earnings (1)	$9.5	$6.9	37.4%		$19.4	$13.1	48.3%
Operating earnings per diluted share (1)	$0.82	$0.59	39.0%		$1.67	$1.12	49.1%

Underwriting income (1)	$10.2	$7.2	42.8%		$20.6	$13.0	58.2%
Combined ratio	96.9%	97.8%	(0.9	) pt	96.9%	98.0%	(1.1	) pts

Return on equity (2)	6.3%	4.6%	1.7	pts	6.3%	5.0%	1.3	pts
Operating earnings return on equity (1) (2)	5.6%	4.3%	1.3	pts	5.8%	4.0%	1.8	pts

Book value per share					$59.16	$55.56	6.5%
Debt to total capital					28.8%	30.1%	(1.3	) pts
Debt to tangible capital (1)					31.2%	32.8%	(1.6	) pts

(1)	Measures used in this release that are not based on generally accepted accounting principles (“non-GAAP”) are defined at the end of this release and reconciled to the most comparable GAAP measure.

(2)	Annualized

Net earnings per diluted share increased 43.8% and 32.1% in the second quarter and first six months of 2014 compared with the second quarter and first six months of 2013, respectively, primarily as a result of improved underwriting profitability and an increase in favorable development on prior accident year loss and loss adjustment expense ("LAE") reserves.
Gross written premium grew 3.4% during the second quarter of 2014 compared with the same period of 2013. Premium growth of 8.6% in California, Florida and Texas personal auto and countrywide Commercial Vehicle was partially offset by a decline of 25.9% in the remaining Focus States of Arizona, Georgia, Nevada and Pennsylvania.
James Gober, CEO and Chairman of Infinity, commented, “I am pleased that we have been able to show continued improvements in our underwriting results while at the same time growing our premiums. We will continue our efforts until we meet our long-term return objectives."
2014 Earnings Guidance
The Company is affirming its operating earnings guidance of $3.55 to $4.35. The operating guidance reflects $3.2 million, pre-tax, of favorable development on prior accident year loss and LAE reserves recognized during the first six months of 2014, but does not include any additional development in earnings during the second half of the year.

The current guidance assumes gross written premium growth between 2.0% and 4.0% as compared with the prior year, and an accident year combined ratio, which excludes development on prior accident period loss and loss adjustment expense reserves, between 95.5% and 96.5%.
Share and Debt Repurchase Program
During the second quarter of 2014, Infinity repurchased 22,000 shares at an average price, excluding commissions, of $65.41. Infinity has $40.6 million of capacity left under its share and debt repurchase program, which expires
December 31, 2014.
Forward-Looking Statements
This press release, notably “2014 Earnings Guidance,” contains certain “forward-looking statements” which anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this report not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions and projections. Statements which include the words “assumes,” “believes,” “seeks,” “expects,” “may,” “should,” “intends,” “likely,” “targets,” “plans,” “anticipates,” “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements.

The primary events or circumstances that could cause actual results to differ materially from what we expect include determinations with respect to reserve adequacy, realized gains or losses on the investment portfolio (including other-than-temporary impairments for credit losses), loss cost trends, undesired business mix or risk profile for new business and competitive conditions in our key Focus States. Infinity undertakes no obligation to publicly update or revise any of the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Infinity’s filings with the Securities and Exchange Commission.

Conference Call
Infinity will conduct a conference call and webcast to discuss second quarter 2014 results at 11:00 a.m. (ET) today, August 7, 2014. The webcast can be accessed on the Company's Investor Relations website at http://ir.infinityauto.com. The conference call will be available by dialing 1-877-508-9611. For those unable to attend the live event, a replay of the webcast will be posted on the website shortly after the event ends.

Infinity Property and Casualty Corporation
Statements of Earnings
(in millions, except EPS and dividends)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Revenues:
Earned premium	$333.0	$331.2	$660.7	$649.8
Installment and other fee income	23.8	25.0	48.2	50.3
Net investment income	9.1	8.6	17.9	17.0
Net realized gains on investments(1)	1.8	0.8	2.5	4.6
Other income	0.1	0.1	0.3	0.1
Total revenues	368.0	365.7	729.6	721.8

Costs and Expenses:
Losses and loss adjustment expenses (2)	256.9	257.1	510.6	507.4
Commissions and other underwriting expenses	89.7	91.9	177.7	179.6
Interest expense	3.5	3.5	6.9	7.0
Corporate general and administrative expenses	2.7	2.3	4.2	4.1
Other expenses	0.0	0.7	0.3	1.4
Total costs and expenses	352.8	355.5	699.8	699.5

Earnings before income taxes	15.1	10.1	29.8	22.2
Provision for income taxes	4.5	2.7	8.8	6.2
Net Earnings	$10.7	$7.4	$21.0	$16.1

Net Earnings per Common Share:
Basic	$0.93	$0.65	$1.84	$1.40
Diluted	$0.92	$0.64	$1.81	$1.37

Average Number of Common Shares:
Basic	11.4	11.4	11.4	11.5
Diluted	11.6	11.6	11.6	11.7

Cash Dividends per Common Share	$0.36	$0.30	$0.72	$0.60
Notes:

(1) Net realized gains before impairment losses	$1.9	$1.1	$2.5	$5.0
Total other-than-temporary impairment (“OTTI”) losses	(0.0)	(0.5)	(0.9)	(0.6)
Non-credit portion in other comprehensive income	—	0.2	0.9	0.2
OTTI losses reclassified from other comprehensive income	0.0	—	(0.0)	—
Net impairment losses recognized in earnings	(0.0)	(0.3)	(0.0)	(0.4)
Total net realized gains on investments	$1.8	$0.8	$2.5	$4.6

(2)
Losses and loss adjustment expenses for the three months ended June 30, 2014 include $0.2 million of favorable development, while the three months ended June 30, 2013 include $1.4 million of unfavorable development on prior accident year loss and loss adjustment expense reserves. Losses and loss adjustment expenses for the six months ended June 30, 2014 include $3.2 million of favorable development, while the six months ended June 30, 2013 include $1.3 million of unfavorable development on prior accident year loss and loss adjustment expense reserves.

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Infinity Property and Casualty Corporation
Balance Sheets
(in millions, except book value per share)

	June 30, 2014	March 31, 2014	December 31, 2013
	(unaudited)	(unaudited)
Assets:
Investments:
Fixed maturities, at fair value	$1,445.0	$1,410.0	$1,354.3
Equity securities, at fair value	93.3	94.2	91.1
Short-term investments, at fair value	0.2	1.4	2.6
Total investments	1,538.5	1,505.7	1,448.0
Cash and cash equivalents	59.1	84.9	134.2
Accrued investment income	13.5	12.4	12.8
Agents’ balances and premium receivable	494.5	493.0	451.3
Property and equipment (net of depreciation)	55.8	50.8	48.1
Prepaid reinsurance premium	4.8	4.2	3.1
Recoverable from reinsurers	14.6	14.6	14.5
Deferred policy acquisition costs	94.0	94.7	88.3
Current and deferred income taxes	18.7	21.6	28.6
Receivable for securities sold	0.0	0.2	2.8
Other assets	11.2	12.2	10.2
Goodwill	75.3	75.3	75.3
Total assets	$2,380.0	$2,369.5	$2,317.3

Liabilities and Shareholders’ Equity:
Liabilities:
Unpaid losses and loss adjustment expenses	$665.2	$662.9	$646.6
Unearned premium	610.7	613.0	566.0
Payable to reinsurers	—	—	0.0
Long-term debt	275.0	275.0	275.0
Commissions payable	16.2	18.3	19.1
Payable for securities purchased	11.0	13.6	39.9
Other liabilities	121.1	120.2	113.9
Total liabilities	1,699.2	1,703.1	1,660.5

Shareholders’ Equity:
Common stock	21.7	21.7	21.7
Additional paid-in capital	371.3	369.3	368.9
Retained earnings (1)	697.7	691.2	685.0
Accumulated other comprehensive income, net of tax	30.6	21.7	16.6
Treasury stock, at cost (2)	(440.6)	(437.5)	(435.5)
Total shareholders’ equity	680.8	666.5	656.8
Total liabilities and shareholders’ equity	$2,380.0	$2,369.5	$2,317.3

Shares outstanding	11.5	11.5	11.5
Book value per share	$59.16	$58.00	$57.09
Notes:

(1)
The change in retained earnings from March 31, 2014 is a result of net income of $10.7 million less shareholder dividends of $4.1 million. The change in retained earnings from December 31, 2013 is a result of net income of $21.0 million less shareholder dividends of $8.3 million.

(2)
Infinity repurchased 22,000 common shares during the second quarter of 2014 at an average per share price, excluding commissions, of $65.41. Infinity repurchased 46,200 common shares during the first six months of 2014 at an average per share price, excluding commissions, of $68.97.

Columns may not foot due to rounding.

Infinity Property and Casualty Corporation
Statements of Cash Flows
(in millions)

	Three months ended June 30,
	2014	2013
	(unaudited)	(unaudited)
Operating Activities:
Net earnings	$10.7	$7.4
Adjustments:
Depreciation	2.7	2.0
Amortization	5.5	5.1
Net realized gains on investments	(1.8)	(0.8)
(Gain) loss on disposal of property and equipment	0.0	(0.0)
Share-based compensation expense	1.9	1.4
Excess tax benefits from share-based payment arrangements	(0.1)	(0.1)
Activity related to rabbi trust	0.0	(0.0)
Decrease (increase) in accrued investment income	(1.1)	(1.0)
Decrease (increase) in agents’ balances and premium receivable	(1.5)	9.7
Decrease (increase) in reinsurance receivables	(0.6)	0.2
Decrease (increase) in deferred policy acquisition costs	0.7	3.8
Decrease (increase) in other assets	(0.7)	2.8
Increase (decrease) in unpaid losses and loss adjustment expenses	2.3	15.2
Increase (decrease) in unearned premium	(2.3)	(10.9)
Increase (decrease) in other liabilities	(1.2)	2.9
Net cash provided by operating activities	14.4	37.9
Investing Activities:
Purchases of fixed maturities	(115.7)	(184.0)
Purchases of equity securities	—	(1.1)
Purchases of short-term investments	—	(3.6)
Purchases of property and equipment	(7.7)	(7.5)
Maturities and redemptions of fixed maturities	32.0	57.1
Maturities and redemptions of short-term investments	1.2	—
Proceeds from sale of fixed maturities	52.4	88.2
Proceeds from sale of equity securities	5.0	3.7
Net cash used in investing activities	(32.8)	(47.1)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.1	0.1
Excess tax benefits from share-based payment arrangements	0.1	0.1
Principal payments under capital lease obligation	(0.1)	(0.1)
Acquisition of treasury stock	(3.2)	(5.2)
Dividends paid to shareholders	(4.1)	(3.5)
Net cash used in financing activities	(7.3)	(8.6)
Net decrease in cash and cash equivalents	(25.8)	(17.8)
Cash and cash equivalents at beginning of period	84.9	133.6
Cash and cash equivalents at end of period	$59.1	$115.9

	Six months ended June 30,
	2014	2013
	(unaudited)	(unaudited)
Operating Activities:
Net earnings	$21.0	$16.1
Adjustments:
Depreciation	5.2	4.1
Amortization	11.3	9.7
Net realized gains on investments	(2.5)	(4.6)
(Gain) loss on disposal of property and equipment	(0.0)	0.0
Share-based compensation expense	1.7	2.1
Excess tax benefits from share-based payment arrangements	(0.2)	(0.2)
Activity related to rabbi trust	0.1	0.0
Decrease (increase) in accrued investment income	(0.7)	(0.9)
Decrease (increase) in agents’ balances and premium receivable	(43.2)	(29.3)
Decrease (increase) in reinsurance receivables	(1.7)	(1.1)
Decrease (increase) in deferred policy acquisition costs	(5.8)	(4.0)
Decrease (increase) in other assets	1.8	4.6
Increase (decrease) in unpaid losses and loss adjustment expenses	18.6	39.1
Increase (decrease) in unearned premium	44.7	43.7
Increase (decrease) in payable to reinsurers	(0.0)	(0.1)
Increase (decrease) in other liabilities	4.3	0.2
Net cash provided by operating activities	54.7	79.4
Investing Activities:
Purchases of fixed maturities	(299.2)	(490.4)
Purchases of equity securities	(2.6)	(1.1)
Purchases of short-term investments	(0.2)	(3.6)
Purchases of property and equipment	(13.0)	(9.2)
Maturities and redemptions of fixed maturities	73.2	103.3
Maturities and redemptions of short-term investments	2.6	—
Proceeds from sale of fixed maturities	117.3	280.9
Proceeds from sale of equity securities	5.0	7.2
Proceeds from sale of property and equipment	0.0	—
Net cash used in investing activities	(116.8)	(112.9)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.6	0.6
Excess tax benefits from share-based payment arrangements	0.2	0.2
Principal payments under capital lease obligation	(0.3)	(0.4)
Acquisition of treasury stock	(5.2)	(9.2)
Dividends paid to shareholders	(8.3)	(6.9)
Net cash used in financing activities	(12.9)	(15.8)
Net decrease in cash and cash equivalents	(75.1)	(49.3)
Cash and cash equivalents at beginning of period	134.2	165.2
Cash and cash equivalents at end of period	$59.1	$115.9

Definitions of Non-GAAP Financial and Operating Measures
Operating earnings are defined as net earnings, before realized gains and losses on investments and the cumulative effect of a change in accounting principle, after tax. Infinity reports this non-GAAP measure because realized gains and losses on investments can be volatile and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.
Underwriting income measures the insurer’s profit on insurance sales after all losses and expenses have been paid. It is calculated by deducting losses and loss adjustment expenses and underwriting expenses from premiums earned. Infinity reports this non-GAAP measure to show profitability before inclusion of net investment income, other income, interest expense, corporate general and administrative expenses, other expenses and taxes and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.
Below is a schedule that reconciles operating earnings and underwriting income to net earnings:

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
(in millions, except EPS)

Earned premium	$333.0	$331.2	$660.7	$649.8
Losses and loss adjustment expenses	(256.9)	(257.1)	(510.6)	(507.4)
Commissions and other underwriting expenses	(89.7)	(91.9)	(177.7)	(179.6)
Installment and other fee income	23.8	25.0	48.2	50.3

Underwriting income	10.2	7.2	20.6	13.0

Net investment income	9.1	8.6	17.9	17.0
Other income	0.1	0.1	0.3	0.1
Interest expense	(3.5)	(3.5)	(6.9)	(7.0)
Corporate general and administrative expenses	(2.7)	(2.3)	(4.2)	(4.1)
Other expenses	(0.0)	(0.7)	(0.3)	(1.4)

Pre-tax operating earnings	13.3	9.3	27.3	17.6

Provision for income taxes	(3.8)	(2.4)	(7.9)	(4.5)

Operating earnings, after-tax	9.5	6.9	19.4	13.1

Realized gains on investments, pre-tax	1.8	0.8	2.5	4.6
Provision for income taxes on capital gains	(0.6)	(0.3)	(0.9)	(1.6)
Realized gains on investments, net of tax	1.2	0.5	1.6	3.0

Net earnings	$10.7	$7.4	$21.0	$16.1

Operating earnings per diluted share	$0.82	$0.59	$1.67	$1.12
Realized gains on investments, net of tax	0.10	0.05	0.14	0.25
Net earnings per diluted share	$0.92	$0.64	$1.81	$1.37

Note: Columns may not foot due to rounding

Gross written premium is the amount of premium charged for policies issued during a fiscal period. Earned premium is a GAAP measure and represents the portion of gross written premium (after cessions to reinsurers) that has been recognized in income in the financial statements for the periods presented as earned on a pro-rata basis over the term of the policies.
Below is a schedule that reconciles gross written premium to earned premium:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2014	2013	2014	2013

Gross written premium	$333.7	$322.7	$710.9	$698.1
Ceded reinsurance	(3.5)	(2.5)	(6.5)	(4.9)
Net written premium	330.1	320.2	704.4	693.1
Change in unearned premium	2.9	11.0	(43.7)	(43.3)
Earned premium	$333.0	$331.2	$660.7	$649.8
Note: Columns may not foot due to rounding
Tangible capital is defined as total capital (long-term debt plus total shareholders’ equity) less intangible assets. Infinity reports this non-GAAP measure because it is a measure often used by debt-holders and rating agencies when evaluating financial leverage. Total capital is the most comparable GAAP measure.
Below is a schedule that reconciles tangible capital to total capital:

(in millions)	June 30, 2014	June 30, 2013

Tangible capital	$880.5	$838.4
Goodwill	75.3	75.3
Total capital	$955.8	$913.7
Note: Columns may not foot due to rounding

Infinity also makes available an investor supplement on its website. To access the supplemental financial information, go to http://ir.infinityauto.com and click on “Annual & Quarterly Reports.”

About Infinity
Infinity Property and Casualty Corporation (NASDAQ: IPCC) is a national provider of personal automobile insurance with a concentration on nonstandard auto insurance. Its products are offered through a network of approximately 12,500 independent agencies and brokers. For more information about Infinity, please visit http://www.infinityauto.com.
Source:     Infinity Property and Casualty Corporation
3700 Colonnade Parkway
Suite 600
Birmingham, AL 35243
Contact:    Kelly Langele
Investor Relations Analyst
(205) 803-8219
kelly.langele@ipacc.com